UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2011

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 Kemet Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on February 1, 2011, KEMET Corporation (the “Company”) received a notice from a securityholder, K Equity, LLC (“K Equity”), that it was exercising a demand right to require that the Company register shares of the Company’s common stock, par value $0.01 per share. K Equity has informed the Company that it intends to reduce the number of shares to be registered to 7,000,000, rather than 15,954,876 shares as originally requested. The shares to be registered are subject to issuance upon the partial exercise of a currently outstanding and exercisable warrant (the “Warrant”) held by K Equity. In connection with the issuance of the Warrant, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with K Financing, LLC, which subsequently transferred its rights thereunder to K Equity. The Company has notified K Equity that it will not treat this registration as one of the two remaining demand registrations under the Investor Rights Agreement. K Equity has notified the Company that it intends to sell the shares to be registered from time to time based on market conditions.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2011

KEMET Corporation

/s/ R. James Assaf

Name: R. James Assaf

Title: Vice President, General Counsel and Secretary